Exhibit 99.1

Howard Bancorp, Inc. Reports Third Quarter 2021 Results

BALTIMORE--(BUSINESS WIRE)--October 20, 2021--Howard Bancorp, Inc. (NASDAQ: HBMD) (“Howard Bancorp” or the “Company”), the parent company of Howard Bank (“Howard Bank” or the “Bank”), today reported its financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights

  Net income:
    Net income of $6.4 million for the quarter, up 38% from third quarter of 2020 and down 15% from the second quarter of 2021
    Core net income1 of $7.1 million for the quarter, up 54% from third quarter of 2020 and down 5% from second quarter of 2021
  Earnings per share:
    Earnings per share (“EPS”), both basic and diluted, of $0.34 for the quarter, up 37% from third quarter of 2020 and down 15% from second quarter of 2021
    Core diluted EPS1 of $0.37 for the quarter, up 52% from third quarter of 2020 and down 5% from second quarter of 2021
  Pre-provision net revenue (“PPNR”)1:
    PPNR,1 at $8.7 million for the quarter, up 14% from third quarter of 2020 and down 14% from second quarter of 2021
    Core PPNR,1 at $9.6 million for the quarter, up 25% from third quarter of 2020 and down 5% from second quarter of 2021
    Core PPNR, as a percentage of average assets,1 was 1.47% for the quarter, up 26 basis points (“BP”) from third quarter of 2020 and down 10 BP from second quarter of 2021
  Loans:
    Total loans declined by $39.3 million during the quarter, with Paycheck Protection Program (“PPP”) loans down $62.7 million
    Portfolio loan1 growth (which excludes PPP loans) of $23.5 million during the quarter (5.2% annualized growth rate)
  Net interest margin:
    Net interest margin, at 3.32% for the quarter, was up 17 BP from third quarter of 2020 and down 7 BP from second quarter of 2021
    Operating net interest margin,1 which excludes the impact of loan fair value accretion and net interest income from PPP lending, was 3.13% for the quarter, down 1 BP from third quarter of 2020 and down 12 BP from second quarter of 2021
  Asset quality:
    COVID-19 related loan deferrals of $25.6 million at September 30, 2021 (1.3% of total loans and 1.4% of portfolio loans), down from $30.4 million at June 30, 2021
    Nonperforming assets to total assets was 0.64% as of September 30, 2021, down 7 BP from third quarter of 2020 and down 1 BP from second quarter of 2021
    No provision for credit losses recorded during either the second or third quarters of 2021, compared to $1.7 million in the third quarter of 2020
    Net loan loss recoveries were $65 thousand for the quarter, compared to net charge-offs of $78 thousand in the third quarter of 2020 and $79 thousand in the second quarter of 2021
    Allowance for loan losses was 0.96% of total loans and 1.01% of portfolio loans 1 as of September 30, 2021; compared to 0.94% and 1.05%, respectively, at September 30, 2020, and 0.94% and 1.02%, respectively, at June 30, 2021
  Noninterest expense management:
    Noninterest expenses were $13.3 million for the quarter, up 5% from third quarter of 2020 and up 8% from second quarter of 2021
    Merger-related expenses of $880 thousand, resulting from the Company’s proposed merger with F.N.B. Corporation (“FNB”), which was announced on July 13, 2021, were recorded in the third quarter of 2021
    Core noninterest expenses,1 which excludes merger-related expenses, were $12.4 million for the quarter, down 2% from third quarter of 2020 and up 1% from second quarter of 2021
  PPP update:
    $64.2 million of PPP loans forgiven during the quarter
    Of the total $301.5 million in principal balances of loans originated under the program, $82.1 million in principal balances were outstanding at September 30, 2021
    Unaccreted net deferred fees were $2.2 million at September 30, 2021

1 These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” in this press release and to the financial tables entitled “GAAP to Non-GAAP reconciliation” for a reconciliation to the most directly comparable GAAP financial measures.

Net Income and EPS

The Company reported net income of $6.4 million, or $0.34 per both basic and diluted common share, for the third quarter of 2021. This compares to net income of $4.6 million, or $0.25 per both basic and diluted common share, for the third quarter of 2020 and net income of $7.5 million, or $0.40 per both basic and diluted common share, for the second quarter of 2021.

Third quarter 2021 basic and diluted EPS increased by $0.09 when compared to the third quarter of 2020 and decreased by $0.06 when compared to the second quarter of 2021. The following table presents an EPS rollforward for the third quarter of 2021 compared to both the third quarter of 2020 and the second quarter of 2021. The column noted as “FN” references each item in the rollforward to a footnote with additional information; reconciling items are presented on an after tax basis.

		Third Quarter 2021 Compared to:
	FN	Q3 2020	Q2 2021
EPS, Third Quarter 2020 / Second Quarter 2021		$0.25	$0.40
Decrease in the provision for credit losses	1	0.07	-
Pretax income from SBA Paycheck Protection Program ("PPP")	2	0.02	-
Merger-related expense	3	(0.04)	(0.04)
All other, net		0.04	(0.02)

EPS, Third Quarter 2021		$0.34	$0.34

CHANGE		$0.09	$(0.06)

1	No provision for credit losses was recorded in the third quarter of 2021, a decrease of $1.7 million from the third quarter of 2020, and unchanged from the second quarter of 2021.

2

The Company commenced originating loans under the SBA’s PPP program in the second quarter of 2020 and began the process of loan forgiveness in the fourth quarter of 2020. Third quarter of 2021 pretax income of $1.6 million from this program represented an increase of $567 thousand from the third quarter of 2020 and an increase of $8 thousand from the second quarter of 2021.

3

The third quarter of 2021 included merger-related expenses resulting from the Company’s proposed merger with FNB, which was announced on July 13, 2021 of $880 thousand (pretax). There were no merger-related expenses in the third quarter of 2020 or the second quarter of 2021.

Core net income is a non-GAAP financial measure that excludes, if applicable, merger-related expenses and certain other items, to provide a picture of ongoing activities deemed core to the Company’s strategy. Core net income for the third quarter of 2021 was $7.1 million, or $0.37 per diluted common share.

  This compares to core net income, which was unchanged from reported net income, of $4.6 million, or $0.25 per diluted common share, for the third quarter of 2020. The $0.12 per share increase in core diluted EPS in the third quarter of 2021, when compared to the third quarter of 2020, was primarily the result of a lower provision for credit losses, which was down $1.7 million (+$0.07 after tax per share), and an increase in the pretax contribution from PPP lending activities of $567 thousand (+$0.02 after tax per share).
  This also compares to core net income, which was unchanged from reported net income, of $7.5 million, or $0.40 per diluted common share, for the second quarter of 2021. The $0.03 per share decrease in core diluted EPS in the third quarter of 2021, when compared to the second quarter of 2021, was the result of the after tax impact of a $542 thousand decrease in pretax income. Total revenues decreased by $404 thousand (net interest income decreased by $195 thousand, with $214 thousand of this decrease attributable to a decrease in the accretion of fair value adjustments on acquired loans (“FV accretion”), and noninterest income decreased by $209 thousand). In addition, noninterest expenses increased by $138 thousand. *

Core pre-provision net revenue (“core PPNR”), a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income and excludes, if applicable, merger-related expenses and certain other items, was $9.6 million for the third quarter of 2021. The third quarter of 2021 core PPNR was up $1.9 million, or 25.4%, from $7.7 million for the third quarter of 2020, and was down $542 thousand, or 5.3%, when compared to $10.1 million for the second quarter of 2021.*

The Company reported net income of $20.0 million, or $1.07 and $1.06 per basic and diluted share, respectively, for the nine months ended September 30, 2021. This compared to a net loss of $21.5 million, or a loss of $1.14 per both basic and diluted share, for the nine months ended September 30, 2020. The net loss for the nine months ended September 30, 2020 included the $34.5 million goodwill impairment charge recorded in the second quarter of 2020. Core net income for the nine months ended September 30, 2021 was $20.7 million, or $1.10 per both basic and diluted share, respectively, compared to $11.0 million, or $0.58 per both basic and diluted share, respectively, for the nine months ended September 30, 2020. Core PPNR for the nine months ended September 30, 2021 was $29.1 million, a $6.5 million, or 29.1% increase from $22.6 million for the nine months ended September 30, 2020.

Paycheck Protection Program Loans

The Company originated 1,653 loans with a total principal balance of $301.5 million under the PPP program prior to its end in May of 2021. As of September 30, 2021, 1,282 loans with a total principal balance of $219.4 million have been forgiven. The Company continues its focus on assisting our customers through the completion of the loan forgiveness process. PPP loans, net of unaccreted net deferred fees, totaled $79.9 million at September 30, 2021, a decrease of $116.5 million from $196.4 million at September 30, 2020 and a decrease of $62.8 million from $142.7 million at June 30, 2021. PPP loan principal balances were $82.1 million at September 30, 2021 while unaccreted net deferred fees were $2.2 million at September 30, 2021.

After the SBA relaunched the program on January 19, 2021, the Company originated $100.5 million of PPP loans in the first and second quarters of 2021, consisting of 591 loans with an average loan size of $170 thousand. Of these 2021 originations, 191 loans, with an aggregate principal balance of $24.6 million, were forgiven during the third quarter of 2021. Of the 591 loans originated in 2021, 227 have been forgiven totaling $27.0 million through September 30, 2021, representing 38.4% of the number of 2021 PPP loans and 26.9% of 2021 principal balances.

During the second and third quarters of 2020, the Company originated a total of $201.0 million in PPP loans, consisting of 1,062 loans with an average loan size of $189 thousand. A total of 168 of those loans, with an aggregate principal balance of $39.6 million, were forgiven during the third quarter of 2021. Of the 1,062 loans originated in 2020, 1,055 have been forgiven totaling $192.4 million through September 30, 2021, representing 99.3% of the number of 2020 PPP loans and 95.7% of 2020 principal balances. As of September 30, 2021, two loans with an aggregate principal balance of $451 thousand were not fully forgiven and are now amortizing loans.

The Company deferred net fees of $9.6 million, consisting of total processing fees of $10.9 million from the SBA for originated PPP loans, less $1.3 million in origination costs. The net deferred fees are being accreted as a yield adjustment over the contractual term of the underlying PPP loans, with accelerated accretion upon forgiveness. PPP lending generated pretax income of $1.6 million, or $0.06 after tax per share, in the third quarter of 2021, an increase of $567 thousand, or $0.02 after tax per share, from the third quarter of 2020 and an increase of $8 thousand from the second quarter of 2021.

Certain information in this earnings release is presented with respect to “portfolio loans,” a non-GAAP financial measure defined as total loans and leases, but excluding the PPP loans. The Company believes that portfolio loan related measures provide additional useful information for purposes of evaluating the Company’s results of operations and financial condition with respect to the third quarter of 2021 when comparing to other periods, since the PPP loans are 100% guaranteed, were not subject to traditional loan underwriting standards, and a substantial portion of these loans are expected to be forgiven and repaid by the SBA within the next six months. *

COVID-19 Loan Modifications

COVID-19 related loan modifications to both commercial and retail customers that the Company provided on a case by case basis, in the form of payment deferrals for periods up to six months, continue to trend favorably from their peak of $315 million (17.9% of both total loans and portfolio loans) on April 24, 2020. As of September 30, 2021, deferrals were $25.6 million, or 1.3% of total loans and 1.4% of portfolio loans, down from $30.4 million as of June 30, 2021. Included in total deferrals at September 30, 2021 are second deferrals (including deferrals where the cumulative inception to date deferral is greater than six months) of $13.1 million. Principal only deferrals represent 99.9% of total deferrals. *

Asset Quality and Allowance for Loan and Lease Losses

Nonperforming assets (“NPAs”) totaled $16.3 million at September 30, 2021, a decrease of $583 thousand from June 30, 2021 and a decrease of $1.9 million from September 30, 2020. NPAs consisted of $15.9 million of nonperforming loans (“NPLs”) and $334 thousand of other real estate owned (“OREO”) at September 30, 2021. NPLs were 0.84% of total loans and 0.87% of portfolio loans at September 30, 2021. NPAs represented 0.64% of total assets, 0.85% of total loans and OREO, and 0.89% of portfolio loans and OREO at September 30, 2021. *

  This compares to NPAs of $18.1 million at September 30, 2020 that consisted of $17.0 million in NPLs and $1.1 million of OREO. NPLs were 0.90% of total loans and 1.01% of portfolio loans at September 30, 2020 while nonperforming assets represented 0.71% of total assets, 0.96% of total loans and OREO, and 1.07% of portfolio loans and OREO at September 30, 2020.
  This compares to NPAs of $16.8 million at June 30, 2021 that consisted of $16.2 million in NPLs and $629 thousand of OREO. NPLs were 0.83% of total loans and 0.90% of portfolio loans at June 30, 2021 while NPAs represented 0.65% of total assets, 0.87% of total loans and OREO, and 0.94% of portfolio loans and OREO at June 30, 2021.

Net loan loss recoveries were $65 thousand in the third quarter of 2021 and represented -0.01% of average loans (annualized). This compares to net charge-offs of $78 thousand, or 0.02% of average loans (annualized) in the third quarter of 2020 and $79 thousand, or 0.02% of average loans (annualized) in the second quarter of 2021. The allowance for loan and lease losses (the “allowance”) was $18.4 million on September 30, 2021. No provision for credit losses was recorded in the third quarter of 2021.

Because the Company is a smaller reporting company under SEC rules, the allowance was determined under the incurred loss model. The $18.4 million allowance represented 0.96% of total loans, 1.01% of portfolio loans, and 115.2% of NPLs at September 30, 2021. *

  This compares to an allowance of $17.7 million at September 30, 2020. The September 30, 2020 allowance represented 0.94% of total loans, 1.05% of portfolio loans, and 104.0% of NPLs. The $696 thousand increase in the allowance at September 30, 2021 was the result of aggregate provisions for credit losses attributable to the allowance of $2.7 million partially offset by aggregate net charge-offs of $2.0 million during the four-quarter period ending September 30, 2021 (with $1.8 million of the net charge-offs recorded in the first quarter of 2021).
  This compares to an allowance of $18.3 million at June 30, 2021. The June 30, 2021 allowance represented 0.94% of total loans, 1.02% of portfolio loans, and 112.8% of NPLs. The $65 thousand increase in the allowance at September 30, 2021 was the result of net loan loss recoveries of $65 thousand during the quarter ended September 30, 2021 and no provision for credit losses.

The Company’s allowance as a percentage of total loans has historically been lower than certain of our peers due to the accounting for acquired loans and their initial impact on the allowance. The allowance and unamortized fair value marks as a percentage of portfolio loans, a non-GAAP measure used by management to assess credit coverage, adds the unamortized fair value marks to total loans, portfolio loans, and the allowance. The fair value marks, unlike the allowance, are not available to absorb general losses but are only available to absorb losses for the specific loan to which they apply. However, this measure provides the Company with an additional indicator of potential loss absorption capacity. The allowance and unamortized fair value marks as a percentage of total loans plus fair value marks was 1.18% at September 30, 2021, a decrease of 14 BP from September 30, 2020 and unchanged from June 30, 2021. The allowance and unamortized fair value marks as a percentage of portfolio loans plus fair value marks was 1.24% at September 30, 2021, a decrease of 24 BP from September 30, 2020 and a decrease of 3 BP from June 30, 2021. *

The Company’s asset quality trends indicate minimal additional stress in the loan portfolio; we believe our ongoing active management of the portfolio, COVID-19 related loan modifications, and PPP loan relief have reduced the risk in the portfolio. Management continues to closely monitor portfolio conditions and reevaluate the adequacy of the allowance. While traditional lagging indicators of delinquencies and nonperforming loans remain historically modest, the pandemic continues to adversely impact the economy. As a result, management believes there still is the potential for additional risk rating downgrades and an increase in charge-offs in future periods.

Stockholders’ Equity and Regulatory Capital Ratios

Stockholders’ equity at September 30, 2021 was $308.2 million, an increase of $4.9 million from June 30, 2021. The increase was primarily due to third quarter 2021 net income of $6.4 million partially offset by a $1.9 million decrease in accumulated other comprehensive income (“AOCI”), which represents the after tax impact of changes in the fair value of available-for-sale securities. Book value per common share was $16.38 at September 30, 2021, an increase of $0.24 per share since June 30, 2021, with third quarter EPS of $0.34 per share partially offset by the change in AOCI representing a decrease of $0.10 per share.

Tangible stockholders’ equity, a non-GAAP financial measure that deducts goodwill and other intangible assets, net of any applicable deferred tax liabilities, was $273.7 million at September 30, 2021. This compares to $268.3 million at June 30, 2021, with the $5.3 million increase primarily due to third quarter net income of $6.4 million and $425 thousand of core deposit intangible amortization, partially offset by the $1.9 million decrease in AOCI. Tangible book value per common share, a non-GAAP measure that divides tangible stockholders’ equity by the number of shares outstanding, was $14.55 per share at September 30, 2021, an increase of $0.27 per share since June 30, 2021. *

The Company’s regulatory capital ratios are all well in excess of regulatory “well-capitalized” and internal target minimum levels. Note that the Company had adopted the regulatory AOCI opt-out election; as a result, AOCI is not a component of regulatory capital and, therefore, changes in AOCI do not impact regulatory capital ratios. The total capital ratio was 14.99% while both the Common Equity Tier 1 (“CET 1”) and Tier 1 capital ratios were 12.63% at September 30, 2021. The Tier 1 to average assets (“leverage”) ratio was 10.03%. A comparison of the Company’s September 30, 2021 regulatory capital ratios to September 30, 2020 and June 30, 2021 is as follows:

  Regulatory capital ratios at September 30, 2020 consisted of a total capital ratio of 14.11% while both the CET 1 and Tier 1 capital ratios were 11.65%. The leverage ratio was 9.07%. All September 30, 2021 regulatory capital ratios were above the September 30, 2020 levels.
  Regulatory capital ratios at June 30, 2021 consisted of a total capital ratio of 14.62% while both the CET 1 and Tier 1 capital ratios were 12.26%. The leverage ratio was 9.74%. All September 30, 2021 regulatory capital ratios were above the June 30, 2021 levels.

Net Interest Income and Net Interest Margin

Net interest income was $19.9 million for the third quarter of 2021, a decrease of $195 thousand, or 1.0%, from $20.1 million for the second quarter of 2021, and an increase of $1.6 million, or 8.8%, from $18.3 million in the third quarter of 2020. PPP net interest income increased by $8 thousand from the second quarter of 2021 and increased by $567 thousand from the third quarter of 2020. Non-PPP related changes in net interest income were attributable to the impact of portfolio loan growth, lower funding costs, and lower yields on earning assets.

The following table presents selected yields and rates for the third quarters of 2021 and 2020 as well as the second quarter of 2021. Changes in the third quarter 2021 yields and rates from the third quarter of 2020 and the second quarter of 2021 are also included in the table.

				Third Quarter 2021 Change from:
	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021	Third Quarter 2020	Second Quarter 2021
Selected yields and rates:
Net interest margin	3.32%	3.15%	3.39%	0.17%	-0.07%
Operating net interest margin *	3.13%	3.14%	3.25%	-0.01%	-0.12%
Earning asset yield	3.53%	3.62%	3.61%	-0.09%	-0.08%
Total loan yield	4.03%	4.04%	4.07%	-0.01%	-0.04%
Cost of total IBL + demand deposits	0.22%	0.48%	0.23%	-0.26%	-0.01%
Impact of fair value adjustments on acquired loans:
Net interest margin	0.07%	0.11%	0.12%	-0.04%	-0.05%
Earning asset yield	0.08%	0.12%	0.12%	-0.04%	-0.04%
Total loan yield	0.09%	0.13%	0.13%	-0.04%	-0.04%
Impact of PPP loans:
Net interest margin	0.12%	-0.10%	0.02%	0.22%	0.10%
Earning asset yield	0.12%	-0.10%	0.03%	0.22%	0.09%
Total loan yield	0.12%	-0.18%	-0.01%	0.30%	0.13%

The third quarter 2021 net interest margin of 3.32% was up 17 BP from the third quarter of 2020 and down 7 BP from the second quarter of 2021. The impact of FV accretion and net interest income from PPP lending had a significant impact on the reported net interest margin. Operating net interest margin is a non-GAAP financial measure defined as net interest income excluding both FV accretion and net interest income from PPP lending divided by average earning assets excluding both the average balance of fair value adjustments on acquired loans and the average balance of PPP loans. The Company believes that operating net interest margin related measures provide additional useful information for purposes of evaluating the Company’s results of operations, by eliminating the non-sustainable contribution from PPP lending and the volatility from FV accretion. *

The third quarter 2021 operating net interest margin of 3.13% was down 1 BP from the third quarter of 2020. While the cost of funds (defined as average total interest-bearing liabilities (“IBL”) + demand deposits) decreased by 26 BP, the yield on earning assets, as adjusted for FV accretion and interest income from PPP lending, decreased by 27 BP, with these decreases due to the impact of lower market interest rates. The third quarter 2021 operating net interest margin of 3.13% was down 12 BP from 3.25% in the second quarter of 2021. The yield on earning assets, as adjusted for FV accretion and interest income from PPP lending, decreased by 12 BP while the cost of funds decreased by 1 BP from the second quarter of 2021.

Noninterest Income

Noninterest income was $2.1 million for the third quarter of 2021, an increase of $55 thousand from the $2.1 million reported in the third quarter of 2020, and a decrease of $209 thousand from the $2.4 million reported in the second quarter of 2021.

  The $55 thousand increase when compared to the third quarter of 2020 primarily consisted of the following: an increase in service charges on deposit accounts (+$213 thousand) and an increase in interchange fees, as card activity volumes have improved since 2020, included in other income (+$114 thousand), partially offset by a decrease in loan related fees and service charges (-$140 thousand) and a decrease in the components of other income excluding interchange fees (-$112 thousand).

  The $209 thousand decrease when compared to the second quarter of 2021 was primarily due to a decrease in other income (-$228 thousand), which included interchange fees (-$54 thousand), and a decrease in loan related fees and service charges (-$46 thousand), partially offset by an increase in service charges on deposit accounts (+$65 thousand).

Noninterest Expenses

Noninterest expenses totaled $13.3 million for the third quarter of 2021, an increase of $606 thousand from the $12.7 million reported in the third quarter of 2020, and an increase of $1.0 million from the $12.3 million reported in the second quarter of 2021. Merger-related expenses of $880 thousand were included in noninterest expenses in the third quarter of 2021.

Core noninterest expenses is a non-GAAP financial measure that, with respect to the third quarter of 2021, excludes merger-related noninterest expenses. There were no related adjustments to reported noninterest expense in the third quarter of 2020 and the second quarter of 2021.

Core noninterest expenses were $12.4 million for the third quarter of 2021, a $274 thousand decrease from $12.7 million in the third quarter of 2020, and a $138 thousand increase from $12.3 million in the second quarter of 2021.*

  The $274 thousand decrease when compared to the third quarter of 2020 resulted primarily from lower compensation and benefits expenses (-$388 thousand), lower professional fees (-$218 thousand), and lower FDIC assessment expense (-$206 thousand); these items were partially offset by higher other operating expense (+$474 thousand) and higher marketing and business development expenses (+$244 thousand). All other noninterest expense categories in the aggregate were lower in the third quarter of 2021 (-$180 thousand).
  The $138 thousand increase when compared to the second quarter of 2021 resulted primarily from higher other operating expense (+$700 thousand), partially offset by lower compensation and benefits expenses (-$395 thousand) and lower professional fees (-$204 thousand). All other noninterest expense categories in the aggregate were higher in the third quarter of 2021 (+$37 thousand).

Loans

Loans totaled $1.90 billion at September 30, 2021, a decrease of $39.3 million, or 2.0%, from total loans at June 30, 2021. Compared to September 30, 2020, total loans grew by $18.9 million, or 1.0%.

Portfolio loans, a non-GAAP measure defined as total loans and leases, but excluding PPP loans, totaled $1.82 billion at September 30, 2021, an increase of $23.5 million, or 1.3%, from portfolio loans at June 30, 2021. Compared to September 30, 2020, portfolio loans increased by $135.3 million, or 8.0%. The changes in portfolio loans were as follows: *

  Compared to June 30, 2021, the $23.5 million increase (5.2% annualized growth rate) in portfolio loans was a result of the following:
    The commercial lending portfolio, totaling $1.25 billion at September 30, 2021, decreased by $683 thousand from June 30, 2021. Increases in construction and land loans (+$6.5 million), were more than offset by decreases in commercial and industrial (“C&I”) loans (-$5.5 million) and commercial real estate (“CRE”) loans (-$1.7 million). New loan originations of $38.4 million during the third quarter of 2021 were offset by $39.1 million in loan maturities, payoffs, partial paydowns, and lower line utilization.
    Residential real estate loans were up $22.1 million, or 4.8%. Secondary market loan purchases were $44.5 million during the third quarter of 2021, partially offset by $22.4 million of prepayments.
    Consumer loans were up $2.1 million, or 2.4%.
  Compared to September 30, 2020, the $135.3 million increase in portfolio loans was a result of the following:
    The commercial lending portfolio increased by $69.7 million, or 5.9%, with CRE loans up $50.8 million, or 7.0%, construction and land loans up $20.6 million, or 19.7%, while C&I loans were down $1.6 million, or 0.5%.
    Consumer loans were up $33.7 million, or 62.8%, reflecting strong growth in some niche lending activities such as marine lending.
    Residential real estate loans were up $31.8 million, or 7.0%.

Average total loans were $1.92 billion for the third quarter of 2021, a decrease of $17.2 million, or 0.9%, over average loans for the second quarter of 2021, and an increase of $40.1 million, or 2.1%, over average loans for the third quarter of 2020. Average portfolio loans were $1.81 billion for the third quarter of 2021, an increase of $44.6 million, or 2.5%, from average loans for the second quarter of 2021. Compared to the third quarter of 2020, average portfolio loans increased by $120.0 million, or 7.1%.

Deposits

Total deposits were $1.94 billion at September 30, 2021, a decrease of $84.1 million, or 4.2%, from the June 30, 2021 balance of $2.03 billion. Compared to September 30, 2020, total deposits decreased by $31.3 million, or 1.6%. Changes in deposits were as follows:

  Customer deposits, which exclude brokered and other non-customer deposits, were $1.78 billion at September 30, 2021, compared to $1.79 billion at June 30, 2021, a decrease of $10.8 million, or 0.6%.
    Low-cost, non-maturity deposits decreased by $2.8 million, or 0.2%, during the third quarter of 2021. Within non-maturity deposits, transaction accounts increased by $2.0 million, or 0.2%, with noninterest-bearing transaction accounts up $4.9 million, or 0.6%, while interest-bearing transaction accounts decreased by $2.9 million, or 1.4%.
    The increase in non-maturity deposits was partially offset by the continued managed decline in customer CD balances, down $8.0 million, or 4.3%. The Company continues to manage for lower retention rates on maturing CDs that have substantially higher rates than current market rates. Management’s strategy is to not offer above-market renewal rates on non-transactional, non-relationship deposits.
  Compared to September 30, 2020, customer deposits increased by $144.2 million, or 8.8%.
    The increase in customer deposits was primarily the result of strong growth in non-maturity deposits, which increased by $221.0 million, or 16.0%. Within non-maturity deposits, transaction accounts increased by $146.9 million, or 17.4%, with noninterest-bearing transaction accounts up $126.3 million, or 19.2%.
    Customer CD balances declined by $76.8 million, or 30.0%.
  Brokered and other non-customer deposits were $158.4 million at September 30, 2021, compared to $231.8 million at June 30, 2021 and $207.1 million at September 30, 2020.

Average customer deposits for the third quarter of 2021 were $1.81 billion, an increase of $9.3 million, or 0.5%, from the second quarter 2021 average balance. Customer non-maturity deposit balances increased by $19.5 million, or 1.2%, with transaction accounts up $5.7 million; within transaction accounts, noninterest-bearing deposits were up $21.5 million. Compared to the third quarter of 2020, average customer deposits were up by $173.1 million, or 10.6%. Customer non-maturity deposit balances increased by $256.4 million, or 18.7%, with transaction accounts up $167.0 million; $145.8 million of the transaction account growth was in noninterest-bearing deposits.

* Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” in this press release and to the financial tables entitled “GAAP to Non-GAAP reconciliation” for a reconciliation to the most directly comparable GAAP financial measures.

Pending Merger

On July 13, 2021, FNB, the holding company for First National Bank of Pennsylvania, and the Company announced the execution of a definitive merger agreement for F.N.B. Corporation to acquire Howard Bancorp, including its wholly-owned banking subsidiary, Howard Bank, in an all-stock transaction. The completion of the merger remains subject to receipt of regulatory approvals, approval of the Company’s stockholders and satisfaction of other customary closing conditions.

Due to the pending merger, the Company will not be holding an earnings call to review its third quarter 2021 financial results.

About the Company

Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Baltimore City, Maryland, Howard Bank operates a general commercial banking business through its 13 branches located throughout the Greater Baltimore Metropolitan Area. Additional information about Howard Bancorp, Inc. and Howard Bank are available on its website at www.HowardBank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements by the Company’s management contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “anticipated,” “expects,” “intends,” “believes,” “may,” “likely,” “will,” “look forward” or other statements that indicate future periods. Such statements include, without limitation, statements regarding management’s predictions or expectations about future economic conditions, statements about the Company’s business or financial performance, as well as management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties which change over time and other factors which could cause actual results to differ materially from those currently anticipated. These risks and uncertainties include, but are not limited to: the impact of the global COVID-19 pandemic on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act and the Consolidated Appropriations Act, 2021), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; risks related to the Company’s proposed merger with F.N.B. Corporation, conditions in the financial markets and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the potential inability to replace income lost from exiting our mortgage banking activities with new revenues; the impact of changes in interest rates; credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company’s loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements; any further impairment of the Company’s goodwill or other intangible assets; losses resulting from pending or potential litigation claims may exceed amounts accrued with respect to such matters; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and other risks and uncertainties. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information is available at www.HowardBank.com.

HOWARD BANCORP, INC. AND SUBSIDIARY
Selected Unaudited Financial Data
(in thousands except per share data)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	September 30,
	2021	2020	2021	2021	2020
Income Statement Data:
Interest income	$63,758	$64,651	$21,141	$21,382	$20,951
Interest expense	4,101	10,734	1,254	1,300	2,679
Net interest income	59,657	53,917	19,887	20,082	18,272
Provision for credit losses	1,000	8,145	-	-	1,700
Net interest income after provision for credit losses	58,657	45,772	19,887	20,082	16,572
Noninterest income	6,566	10,214	2,144	2,353	2,089
Noninterest expense	37,954	74,896	13,315	12,297	12,709
Income (loss) before income taxes	27,269	(18,910)	8,716	10,138	5,952
Income tax expense (benefit)	7,251	2,552	2,356	2,682	1,348
Net income (loss)	$20,018	$(21,462)	$6,360	$7,456	$4,604

Per Share Data and Shares Outstanding:
Net income (loss) per common share - basic	$1.07	$(1.14)	$0.34	$0.40	$0.25
Net income (loss) per common share - diluted	$1.06	$(1.14)	$0.34	$0.40	$0.25
Book value per common share, at period end	$16.38	$15.45	$16.38	$16.14	$15.45
Tangible book value per common share, at period end (1)	$14.55	$13.51	$14.55	$14.28	$13.51
Average common shares outstanding	18,788	18,773	18,807	18,787	18,737
Diluted average common shares outstanding	18,872	18,773	18,896	18,871	18,737
Shares outstanding, at period end	18,812	18,742	18,812	18,795	18,742

Balance Sheet Data:
Total assets	$2,527,258	$2,559,184	$2,527,258	$2,599,541	$2,559,184

Portfolio loans, net of unearned income (1)	1,823,337	1,688,030	1,823,337	1,799,847	1,688,030
Paycheck Protection Program loans, net of unearned income	79,918	196,375	79,918	142,660	196,375
Total loans and leases, net of unearned income	1,903,255	1,884,405	1,903,255	1,942,507	1,884,405

Allowance for loan losses	18,353	17,657	18,353	18,288	17,657
Other interest-earning assets	411,732	454,897	411,732	442,583	454,897
Total deposits	1,941,418	1,972,738	1,941,418	2,025,557	1,972,738
Total borrowings	254,224	269,861	254,224	247,126	269,861
Common and total stockholders' equity	308,177	289,500	308,177	303,263	289,500

Average total assets	2,571,694	2,474,988	2,587,555	2,587,151	2,524,773
Average common and total stockholders' equity	302,234	307,493	309,058	300,234	288,727

Selected Performance Metrics:
Return on average assets (2)	1.04%	(1.16)%	0.98%	1.16%	0.73%
Return on average common equity (2)	8.86%	(9.32)%	8.16%	9.96%	6.34%
Pre-provision net revenue ("PPNR") (1)	$28,269	$(10,765)	$8,716	$10,138	$7,652
PPNR to average assets (1)	1.52%	1.22%	1.47%	1.57%	1.50%
Net interest margin (2),(3)	3.38%	3.23%	3.32%	3.39%	3.15%
Efficiency ratio (4)	57.31%	116.79%	60.44%	54.81%	62.42%
Core efficiency ratio (1)	55.98%	62.07%	56.44%	54.81%	62.42%

Asset Quality Ratios:
Nonperforming loans to portfolio loans (1)	0.87%	1.01%	0.87%	0.90%	1.01%
Nonperforming assets to portfolio loans and OREO (1)	0.89%	1.07%	0.89%	0.94%	1.07%
Nonperforming assets to total assets	0.64%	0.71%	0.64%	0.65%	0.71%
Allowance for loan losses to total loans	0.96%	0.94%	0.96%	0.94%	0.94%
Allowance for loan losses to portfolio loans (1)	1.01%	1.05%	1.01%	1.02%	1.05%
Allowance for loan losses to nonperforming loans	115.20%	103.96%	115.20%	112.76%	103.96%
Net chargeoffs to average total loans and leases (2)	0.13%	0.04%	(0.01)%	0.02%	0.02%

Capital Ratios (Bancorp):
Tier 1 capital to average assets (leverage ratio)	10.03%	9.07%	10.03%	9.74%	9.07%
Common equity tier 1 capital to risk-weighted assets	12.63%	11.65%	12.63%	12.26%	11.65%
Tier 1 capital to risk-weighted assets	12.63%	11.65%	12.63%	12.26%	11.65%
Total capital to risk-weighted assets	14.99%	14.11%	14.99%	14.62%	14.11%
Average equity to average assets	11.75%	12.42%	11.94%	11.60%	11.44%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.
(2) Annualized
(3) Net interest income divided by average earning assets
(4) Noninterest expense divided by the sum of net interest income and noninterest income

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Statements of Income (Loss)
(in thousands except per share data)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	September 30,
	2021	2020	2021	2021	2020
Interest income	$63,758	$64,651	$21,141	$21,382	$20,951
Interest expense	4,101	10,734	1,254	1,300	2,679
Net interest income	59,657	53,917	19,887	20,082	18,272
Provision for credit losses	1,000	8,145	-	-	1,700
Net interest income after provision for credit losses	58,657	45,772	19,887	20,082	16,572
Noninterest income:
Service charges on deposit accounts	1,912	1,581	719	654	506
Realized and unrealized gains from mortgage banking	-	1,036	-	-	-
Gain (loss) on sale of securities	-	3,044	-	-	-
Income from bank owned life insurance	1,266	1,327	421	421	441
Loan related fees and service charges	793	1,120	225	271	365
Other income	2,595	2,106	779	1,007	777
Total noninterest income	6,566	10,214	2,144	2,353	2,089
Noninterest expense:
Compensation and benefits	20,813	21,836	6,748	7,143	7,136
Occupancy and equipment	3,872	3,576	1,229	1,318	1,301
Marketing and business development	1,071	1,092	433	341	189
Professional fees	2,148	2,183	605	809	823
Data processing fees	2,799	2,673	933	982	897
FDIC assessment	618	780	152	171	358
Other real estate owned	127	461	87	-	115
Loan production expense	554	907	219	181	247
Amortization of core deposit intangible	1,780	2,038	571	594	659
Goodwill impairment charge	-	34,500	-	-	-
Merger-related expense	880	-	880	-	-
Other operating expense	3,292	4,850	1,458	758	984
Total noninterest expense	37,954	74,896	13,315	12,297	12,709
Income (loss) before income taxes	27,269	(18,910)	8,716	10,138	5,952
Income tax expense	7,251	2,552	2,356	2,682	1,348
Net income (loss)	$20,018	$(21,462)	$6,360	$7,456	$4,604

Net income (loss) per common share:
Basic	$1.07	$(1.14)	$0.34	$0.40	$0.25
Diluted	$1.06	$(1.14)	$0.34	$0.40	$0.25

Average common shares outstanding:
Basic	18,788	18,773	18,807	18,787	18,737
Diluted	18,872	18,773	18,896	18,871	18,737

Selected Performance Metrics:
Return on average assets	1.04%	(1.16)%	0.98%	1.16%	0.73%
Return on average common equity	8.86%	(9.32)%	8.16%	9.96%	6.34%
Core Pre-provision net revenue ("PPNR") (1)	$29,149	$22,572	$9,596	$10,138	$7,652
Core PPNR to average assets (1)	1.52%	1.22%	1.47%	1.57%	1.50%
Net interest margin	3.38%	3.23%	3.32%	3.39%	3.15%
Efficiency ratio	57.31%	116.79%	60.44%	54.81%	62.42%
Core efficiency ratio (1)	55.98%	62.07%	56.44%	54.81%	62.42%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Balance Sheets
(in thousands except per share data)
	PERIOD ENDED
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks	$12,592	$12,681	$10,750	$9,415	$11,043
Interest bearing deposits with banks	51,065	59,754	68,822	65,204	59,539
Total cash and cash equivalents	63,657	72,435	79,572	74,619	70,582
Securities available for sale, at fair value	347,448	367,873	377,040	375,397	377,471
Securities held to maturity, at amortized cost	4,000	6,000	6,250	7,250	7,250
Federal Home Loan Bank of Atlanta stock, at cost	9,219	8,956	9,706	10,637	10,637
Portfolio loans, net of unearned income (1)	1,823,337	1,799,847	1,745,862	1,698,322	1,688,030
Paycheck Protection Program loans, net of unearned inc	79,918	142,660	201,588	167,639	196,375
Total loans and leases, net of unearned income	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405
Allowance for loan losses	(18,353)	(18,288)	(18,368)	(19,162)	(17,657)
Net loans and leases	1,884,902	1,924,219	1,929,082	1,846,799	1,866,748
Bank premises and equipment, net	39,910	40,290	40,700	41,142	42,147
Goodwill	31,449	31,449	31,449	31,449	31,449
Core deposit intangible	4,015	4,586	5,180	5,795	6,431
Bank owned life insurance	78,863	78,443	78,021	77,597	77,157
Other real estate owned	334	629	629	743	1,155
Deferred tax assets, net	29,201	28,324	32,175	31,254	34,687
Interest receivable and other assets	34,260	36,337	35,746	35,309	33,470
Total assets	$2,527,258	$2,599,541	$2,625,550	$2,537,991	$2,559,184

LIABILITIES
Noninterest-bearing deposits	$783,326	$778,388	$726,643	$676,801	$657,028
Interest-bearing deposits	1,158,092	1,247,169	1,318,283	1,298,613	1,315,710
Total deposits	1,941,418	2,025,557	2,044,926	1,975,414	1,972,738
FHLB advances	212,000	205,000	225,000	200,000	200,000
Fed funds and repos	13,485	13,436	10,353	13,634	41,473
Subordinated debt	28,739	28,690	28,485	28,437	28,388
Total borrowings	254,224	247,126	263,838	242,071	269,861
Accrued expenses and other liabilities	23,439	23,595	24,111	25,874	27,085
Total liabilities	2,219,081	2,296,278	2,332,875	2,243,359	2,269,684

STOCKHOLDERS' EQUITY
Common stock - $0.01 par value	188	188	188	187	187
Additional paid in capital	271,512	271,086	270,934	270,591	270,445
Retained earnings	38,185	31,825	24,369	18,167	13,696
Accumulated other comprehensive income (loss)	(1,708)	164	(2,816)	5,687	5,172
Total stockholders' equity	308,177	303,263	292,675	294,632	289,500
Total liabilities and stockholders' equity	$2,527,258	$2,599,541	$2,625,550	$2,537,991	$2,559,184

Capital Ratios (Bancorp)
Tier 1 capital to average assets (leverage ratio)	10.03%	9.74%	9.53%	9.26%	9.07%
Common equity tier 1 capital to risk-weighted assets	12.63%	12.26%	12.06%	11.83%	11.65%
Tier 1 capital to risk-weighted assets	12.63%	12.26%	12.06%	11.83%	11.65%
Total capital to risk-weighted assets	14.99%	14.62%	14.47%	14.32%	14.11%

Asset Quality Measures
Nonperforming loans	$15,931	$16,219	$15,723	$19,430	$16,984
Other real estate owned (OREO)	334	629	629	743	1,155
Total nonperforming assets	$16,265	$16,848	$16,352	$20,173	$18,139

Nonperforming loans to portfolio loans (1)	0.87%	0.90%	0.90%	1.14%	1.01%
Nonperforming assets to portfolio loans and OREO (1)	0.89%	0.94%	0.94%	1.19%	1.07%
Nonperforming assets to total assets	0.64%	0.65%	0.62%	0.79%	0.71%
Allowance for loan losses to total loans	0.96%	0.94%	0.94%	1.03%	0.94%
Allowance for loan losses to portfolio loans (1)	1.01%	1.02%	1.05%	1.13%	1.05%
Allowance for loan losses to nonperforming loans	115.20%	112.76%	116.82%	98.62%	103.96%
Net chargeoffs to average portfolio loans and leases (1), (2)	(0.01)%	0.02%	0.43%	0.05%	0.02%
Provision for credit losses to average portfolio loans (1), (2)	-%	-%	0.24%	0.40%	0.40%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.
(2) Annualized

HOWARD BANCORP, INC. AND SUBSIDIARY
Average Balances, Yields, and Rates
(in thousands)
	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021			Three Months Ended September 30, 2020
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Earning assets
Loans and leases:
Commercial loans and leases	$349,679	$3,182	3.61%	$358,980	$3,271	3.65%	$343,991	$3,247	3.76%
Commercial real estate	769,850	8,621	4.44	755,815	8,528	4.53	702,633	8,502	4.81
Construction and land	122,024	1,137	3.70	118,704	1,116	3.77	125,059	1,188	3.78
Residential real estate	476,215	4,049	3.37	446,784	4,249	3.81	463,874	4,382	3.76
Consumer	87,501	806	3.65	80,418	748	3.73	49,722	565	4.52
Total portfolio loans	1,805,269	17,795	3.91	1,760,701	17,912	4.08	1,685,279	17,884	4.22
Paycheck Protection Program loans	115,743	1,737	5.95	177,546	1,776	4.01	195,588	1,240	2.52
Total loans and leases	1,921,012	19,532	4.03	1,938,247	19,688	4.07	1,880,867	19,124	4.04
Securities available for sale:
U.S Gov agencies	42,111	252	2.37	45,256	274	2.43	79,391	531	2.66
Mortgage-backed	310,900	1,038	1.32	320,960	1,088	1.36	272,495	942	1.38
Corporate debentures	9,264	140	6.00	9,294	139	6.00	5,932	100	6.71
Total available for sale securities	362,275	1,430	1.57	375,510	1,501	1.60	357,818	1,573	1.75
Securities held to maturity	4,696	69	5.83	6,206	88	5.69	7,250	106	5.82
FHLB Atlanta stock, at cost	8,774	83	3.75	9,008	99	4.39	13,221	140	4.21
Interest bearing deposits in banks	79,756	27	0.13	45,741	6	0.06	46,049	8	0.07
Loans held for sale	-	-	-	-	-	-	-	-	-
Total earning assets	2,376,513	21,141	3.53%	2,374,712	21,382	3.61%	2,305,205	20,951	3.62%
Cash and due from banks	12,000			10,781			11,772
Bank premises and equipment, net	40,176			40,593			42,376
Goodwill	31,449			31,449			31,449
Core deposit intangible	4,369			4,956			6,840
Other assets	141,346			143,052			143,566
Less: allowance for loan losses	(18,298)			(18,392)			(16,435)
Total assets	$2,587,555			$2,587,151			$2,524,773

Interest-bearing liabilities
Deposits:
Interest-bearing demand accounts	$211,387	$17	0.03%	$227,272	$19	0.03%	$190,272	$36	0.08%
Money market	441,738	72	0.06	428,169	66	0.06	386,189	261	0.27
Savings	181,231	14	0.03	180,992	15	0.03	149,973	27	0.07
Time deposits	385,336	260	0.27	409,404	310	0.30	493,827	1,390	1.12
Total interest-bearing deposits	1,219,692	363	0.12	1,245,837	410	0.13	1,220,261	1,714	0.56
Borrowings:
FHLB advances	200,130	444	0.88	206,231	443	0.86	260,807	483	0.74
Fed funds and repos	13,304	1	0.03	10,751	1	0.04	40,492	35	0.34
Subordinated debt	28,709	446	6.16	28,608	446	6.25	28,356	447	6.27
Total borrowings	242,143	891	1.46	245,590	890	1.45	329,655	965	1.16
Total interest-bearing funds	1,461,835	1,254	0.34%	1,491,427	1,300	0.35%	1,549,916	2,679	0.69%
Noninterest-bearing deposits	795,364			773,825			649,525
Other liabilities	21,298			21,665			36,605
Total liabilities	2,278,497			2,286,917			2,236,046
Stockholders' equity	309,058			300,234			288,727
Total liabilities & equity	$2,587,555			$2,587,151			$2,524,773
Net interest rate spread (1)		$19,887	3.19%		$20,082	3.26%		$18,272	2.93%
Effect of noninterest-bearing funds			0.13			0.13			0.22
Net interest margin on earning assets (2)			3.32%			3.39%			3.15%

(1) The difference between the annualized yield on average total earning assets and the annualized cost of average total interest-bearing liabilities
(2) Annualized net interest income divided by average total earning assets

HOWARD BANCORP, INC. AND SUBSIDIARY
Average Balances, Yields, and Rates
(in thousands)
	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Earning assets
Loans and leases:
Commercial loans and leases	$351,184	$9,538	3.63%	$365,596	$11,281	4.12%
Commercial real estate	754,105	25,704	4.56	696,083	25,091	4.81
Construction and land	119,344	3,363	3.77	129,798	3,938	4.05
Residential real estate	455,529	12,370	3.63	487,586	14,575	3.99
Consumer	77,767	2,211	3.80	47,011	1,621	4.61
Total portfolio loans	1,757,929	53,186	4.05	1,726,074	56,506	4.37
Paycheck Protection Program loans	159,746	5,716	4.78	113,070	2,136	2.52
Total loans and leases	1,917,675	58,902	4.11	1,839,144	58,642	4.26
Securities available for sale:
U.S Gov agencies	45,184	814	2.41	76,822	1,555	2.70
Mortgage-backed	316,945	3,055	1.29	204,686	2,865	1.87
Corporate debentures	9,237	420	6.08	5,655	284	6.71
Total available for sale securities	371,366	4,289	1.54	287,163	4,704	2.19
Securities held to maturity	5,723	246	5.75	7,580	331	5.83
FHLB Atlanta stock, at cost	9,483	282	3.98	13,979	533	5.09
Interest bearning deposits in banks	54,750	39	0.10	72,267	262	0.48
Loans held for sale	-	-	-	6,572	179	3.64
Total earning assets	2,358,997	63,758	3.61%	2,226,705	64,651	3.88%
Cash and due from banks	11,128			13,806
Bank premises and equipment, net	40,584			42,498
Goodwill	31,449			54,240
Core deposit intangible	4,958			7,525
Other assets	143,171			143,749
Less: allowance for loan losses	(18,593)			(13,535)
Total assets	$2,571,694			$2,474,988

Interest-bearing liabilities
Deposits:
Interest-bearing demand accounts	$218,880	$57	0.03%	$186,799	$250	0.18%
Money market	437,608	222	0.07	373,588	1,308	0.47
Savings	177,946	41	0.03	141,516	97	0.09
Time deposits	410,900	1,113	0.36	524,955	5,652	1.44
Total interest-bearing deposits	1,245,334	1,433	0.15	1,226,858	7,307	0.80
Borrowings:
FHLB advances	204,658	1,328	0.87	279,140	2,015	0.96
Fed funds and other borrowings	12,347	3	0.03	21,372	52	0.33
Subordinated debt	28,591	1,337	6.25	28,307	1,360	6.42
Total borrowings	245,596	2,668	1.45	328,819	3,427	1.39
Total interest-bearing funds	1,490,930	4,101	0.37%	1,555,677	10,734	0.92%
Noninterest-bearing deposits	756,423			582,348
Other liabilities	22,107			29,470
Total liabilities	2,269,460			2,167,495
Stockholders' equity	302,234			307,493
Total liabilities & equity	$2,571,694			$2,474,988
Net interest rate spread (1)		$59,657	3.24%		$53,917	2.96%
Effect of noninterest-bearing funds			0.14			0.27
Net interest margin on earning assets (2)			3.38%			3.23%

(1) The difference between the annualized yield on average total earning assets and the annualized cost of average total interest-bearing liabilities
(2) Annualized net interest income divided by average total earning assets

Reconciliation of Non-GAAP Financial Measures

This press release contains references to financial measures that are not defined in generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this press release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this press release when comparing such non-GAAP financial measures.

The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe these measures provide investors with information regarding balance sheet profitability, and we believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

The Company has excluded the after tax impact of its former mortgage banking activities, the goodwill impairment charge, and certain other items, as well as the income tax benefit of the change in net operating loss carryback rules as a result of the CARES Act. The reconciliation is presented on the following pages.

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - CORE NET INCOME AND EPS
(in thousands except per share data)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604
Adjustments:
Mortgage banking activities:
Net interest income	-	(143)	-	-	-	-	-
Noninterest income	-	(1,425)	-	-	-	-	-
Noninterest expenses	-	1,438	-	-	-	-	-
Total pretax - mortgage banking activities	-	(130)	-	-	-	-	-
Certain other items:
Securities gains	-	(3,044)	-	-	-	-	-
Prepayment penalty - FHLB advances	-	224	-	-	-	-	-
Branch optimization charge	-	-	-	-	-	554	-
Litigation expense	-	1,000	-	-	-	980	-
CFO departure	-	788	-	-	-	-	-
Merger-related expenses	880	-	880	-	-	-	-
Goodwill impairment charge	-	34,500	-	-	-	-	-
Total pretax - certain other items	880	33,468	880	-	-	1,534	-
Total core pretax income adjustments	880	33,338	880	-	-	1,534	-
Income tax expense (benefit) of adjustments	170	(276)	170	-	-	414	-
Total core pretax income adjustments, net of tax	710	33,614	710	-	-	1,120	-
Less: One-time benefit of NOL carryback (CARES Act)	-	(1,177)	-	-	-	(94)	-
Total core adjustments to net income	710	32,437	710	-	-	1,026	-
Core net income (Non-GAAP)	$20,728	$10,975	$7,070	$7,456	$6,202	$5,497	$4,604

Diluted average common shares	18,872	18,773	18,896	18,871	18,797	18,748	18,737

Diluted EPS (GAAP)	$1.06	$(1.14)	$0.34	$0.40	$0.33	$0.24	$0.25
Total core adjustments to net income	$0.04	1.73	0.04	-	-	0.05	-
Core diluted EPS (Non-GAAP)	$1.10	$0.58	$0.37	$0.40	$0.33	$0.29	$0.25

GAAP TO NON-GAAP RECONCILIATION - PRE-PROVISION NET REVENUE ("PPNR")
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604
Plus: provision for credit losses	1,000	8,145	-	-	1,000	1,700	1,700
Plus: income tax expense	7,251	2,551	2,356	2,682	2,213	1,093	1,348
Pre-provision net revenue (Non-GAAP)	$28,269	$(10,766)	$8,716	$10,138	$9,415	$7,264	$7,652

Adjustments to net revenue:
Mortgage banking activities	-	(130)	-	-	-	-	-
Securities gains	-	(3,044)	-	-	-	-	-
Prepayment penalty - FHLB advances	-	224	-	-	-	-	-
Branch optimization charge	-	-	-	-	-	554	-
Litigation accrual	-	1,000	-	-	-	980	-
CFO departure	-	788	-	-	-	-	-
Merger-related expense	880	-	880	-	-	-	-
Goodwill impairment charge	-	34,500	-	-	-	-	-
Total core pretax net revenue adjustments	880	33,338	880	-	-	1,534	-
Core pre-provision net revenue (PPNR)	$29,149	$22,572	$9,596	$10,138	$9,415	$8,798	$7,652

GAAP TO NON-GAAP RECONCILIATION - PPNR / AVERAGE TANGIBLE COMMON EQUITY
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Core PPNR (Non-GAAP)	$29,149	$22,572	$9,596	$10,138	$9,415	$8,798	$7,652

Average common equity (GAAP)	$302,234	$307,493	$309,058	$300,234	$297,280	$294,285	$288,727
Less average goodwill	(31,449)	(54,239)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less average core deposit intangible, net	(3,794)	(5,639)	(3,357)	(3,795)	(4,246)	(4,716)	(5,076)
Average tangible common equity (Non-GAAP)	$266,991	$247,615	$274,252	$264,991	$261,585	$258,120	$252,202

Core PPNR / average tangible common equity (Non-GAAP)	14.60%	12.18%	13.88%	15.35%	14.60%	13.56%	12.07%

Annualized ratio based on days in quarter divided by days in year

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - PPNR / AVERAGE TOTAL ASSETS
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Core PPNR (Non-GAAP)	$29,149	$22,572	$9,596	$10,138	$9,415	$8,798	$7,652

Average total assets (GAAP)	2,571,694	2,474,988	2,587,555	2,587,151	2,539,849	2,527,869	2,524,773

Core PPNR / average total assets (Non-GAAP)	1.52%	1.22%	1.47%	1.57%	1.50%	1.38%	1.21%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - EFFICIENCY RATIO
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net interest income (GAAP)	$59,657	$53,917	$19,887	$20,082	$19,688	$19,686	$18,272
Adjustments:
Mortgage banking activities	-	(143)	-	-	-	-	-
Total core net interest income adjustments	-	(143)	-	-	-	-	-
Core net interest income (Non-GAAP)	$59,657	$53,774	$19,887	$20,082	$19,688	$19,686	$18,272

Noninterest income (GAAP)	$6,566	$10,214	$2,144	$2,353	$2,069	$2,145	$2,089
Adjustments:
Mortgage banking activities	-	(1,425)	-	-	-	-	-
Securities gains	-	(3,044)	-	-	-	-	-
Total core noninterest income adjustments	-	(4,469)	-	-	-	-	-
Core noninterest income (Non-GAAP)	$6,566	$5,745	$2,144	$2,353	$2,069	$2,145	$2,089

Total net interest income and noninterest income (GAAP)	$66,223	$64,131	$22,031	$22,435	$21,757	$21,831	$20,361
Adjustments:
Total core net interest income adjustments	-	(143)	-	-	-	-	-
Total core noninterest income adjustments	-	(4,469)	-	-	-	-	-
Total core net interest income and noninterest income adjustments	-	(4,612)	-	-	-	-	-
Core net interest income + noninterest income (Non-GAAP)	$66,223	$59,519	$22,031	$22,435	$21,757	$21,831	$20,361

Noninterest expense (GAAP)	$37,954	$74,896	$13,315	$12,297	$12,342	$14,567	$12,709
Adjustments:
Mortgage banking activities	-	(1,438)	-	-	-	-	-
Prepayment penalty - FHLB advances	-	(224)	-	-	-	-	-
Branch optimization charge	-	-	-	-	-	(554)	-
Litigation accrual	-	(1,000)	-	-	-	(980)	-
CFO departure	-	(788)	-	-	-	-	-
Merger-related expense	(880)	-	(880)	-	-	-	-
Goodwill impairment charge	-	(34,500)	-	-	-	-	-
Total core noninterest expense adjustments	(880)	(37,950)	(880)	-	-	(1,534)	-
Core noninterest expense (Non-GAAP)	$37,074	$36,946	$12,435	$12,297	$12,342	$13,033	$12,709

Efficiency ratio (GAAP)	57.31%	116.79%	60.44%	54.81%	56.73%	66.73%	62.42%

Core efficiency ratio (Non-GAAP)	55.98%	62.07%	56.44%	54.81%	56.73%	59.70%	62.42%

GAAP TO NON-GAAP RECONCILIATION - TANGIBLE BOOK VALUE PER COMMON SHARE
(in thousands except per share data)

	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Common and total stockholder's equity (GAAP)	$308,177	$289,500	$308,177	$303,263	$292,675	$294,632	$289,500

Total shares outstanding at period end	18,812	18,742	18,812	18,795	18,782	18,745	18,742

Book value per common share at period end (GAAP)	$16.38	$15.45	$16.38	$16.14	$15.58	$15.72	$15.45

Common and total stockholder's equity (GAAP)	$308,177	$289,500	$308,177	$303,263	$292,675	$294,632	$289,500
Less goodwill	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less deposit intangible, net of deferred tax liability	(3,076)	(4,869)	(3,076)	(3,501)	(3,942)	(4,398)	(4,869)
Tangible common equity (Non-GAAP)	$273,652	$253,182	$273,652	$268,313	$257,284	$258,785	$253,182

Total shares outstanding at period end	18,812	18,742	18,812	18,795	18,782	18,745	18,742

Tangible book value per common share (Non GAAP)	$14.55	$13.51	$14.55	$14.28	$13.70	$13.81	$13.51

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - TANGIBLE COMMON EQUITY / TANGIBLE ASSETS
(in thousands except per share data)

	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Common (and total) stockholder's equity (GAAP)	$308,177	$289,500	$308,177	$303,263	$292,675	$294,632	$289,500
Less goodwill	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less deposit intangible, net of deferred tax liability	(3,076)	(4,869)	(3,076)	(3,501)	(3,942)	(4,398)	(4,869)
Tangible common equity (Non-GAAP)	$273,652	$253,182	$273,652	$268,313	$257,284	$258,785	$253,182

Total assets (GAAP)	$2,527,258	$2,559,184	$2,527,258	$2,599,541	$2,625,550	$2,537,991	$2,559,184
Less goodwill	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less deposit intangible, net of deferred tax liability	(3,076)	(4,869)	(3,076)	(3,501)	(3,942)	(4,398)	(4,869)
Tangible assets (Non-GAAP)	$2,492,733	$2,522,866	$2,492,733	$2,564,591	$2,590,159	$2,502,144	$2,522,866

Tangible common equity / tangible assets (period end)	10.98%	10.04%	10.98%	10.46%	9.93%	10.34%	10.04%

GAAP TO NON-GAAP RECONCILIATION - RETURN ON AVERAGE COMMON EQUITY
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604

Average common (and total) equity (GAAP)	302,234	307,493	309,058	300,234	297,280	294,285	288,727

Return on average common equity (GAAP)	8.86%	-9.32%	8.16%	9.96%	8.46%	6.04%	6.34%

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604
Total core adjustments to net income (loss)	710	32,437	710	-	-	1,026	-
Core net income (Non-GAAP)	$20,728	$10,975	$7,070	$7,456	$6,202	$5,497	$4,604

Average common equity	302,234	307,493	309,058	300,234	297,280	294,285	288,727

Core return on average common equity (Non-GAAP)	9.17%	4.77%	9.08%	9.96%	8.46%	7.43%	6.34%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - TANGIBLE RETURN ON AVERAGE TANGIBLE COMMON EQUITY
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604

Goodwill impairment charge	-	34,500	-	-	-	-	-

CDI amortization	1,780	2,038	571	594	615	636	659
Income tax expense on pretax total	(315)	(551)	(154)	(160)	(166)	(171)	(178)
CDI amortization, net of tax	1,465	1,487	417	434	449	465	481
Total adjustments to net income	1,465	35,987	417	434	449	465	481
Tangible net income (Non-GAAP)	$21,483	$14,525	$6,777	$7,890	$6,651	$4,936	$5,085

Average common equity (GAAP)	$302,234	$307,493	$309,058	$300,234	$297,280	$294,285	$288,727
Less average goodwill	(31,449)	(54,239)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less average core deposit intangible, net	(3,794)	(5,639)	(3,357)	(3,795)	(4,247)	(4,716)	(5,076)
Average tangible common equity (Non-GAAP)	$266,991	$247,615	$274,252	$264,991	$261,584	$258,120	$252,202

Tangible return on average tangible common equity (Non-GAAP)	10.76%	7.84%	9.80%	11.94%	10.31%	7.61%	8.02%

Tangible net income (Non-GAAP)	$21,483	$14,525	$6,777	$7,890	$6,651	$4,936	$5,085
Total core adjustments to net income (loss) (ex goodwill impairment)	710	(2,062)	710	-	-	1,026	-
Core tangible net income (Non-GAAP)	$22,193	$12,463	$7,487	$7,890	$6,651	$5,962	$5,085

Average tangible common equity (Non-GAAP)	$266,991	$247,615	$274,252	$264,991	$261,584	$258,120	$252,202

Core tangible return on average tangible common equity (Non-GAAP)	11.11%	6.72%	10.83%	11.94%	10.31%	9.19%	8.02%

Annualized ratio based on days in quarter divided by days in year

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - RETURN ON AVERAGE ASSETS
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604

Average total assets (GAAP)	2,571,694	2,474,988	2,587,555	2,587,151	2,539,849	2,527,869	2,524,773

Return on average assets (GAAP)	1.04%	-1.16%	0.98%	1.16%	0.99%	0.70%	0.73%

Net income (loss) (GAAP)	20,018	(21,462)	6,360	7,456	6,202	4,471	4,604
Total core adjustments to net income (loss)	710	32,437	710	-	-	1,026	-
Core net income (Non-GAAP)	$20,728	$10,975	$7,070	$7,456	$6,202	$5,497	$4,604

Average total assets (GAAP)	2,571,694	2,474,988	2,587,555	2,587,151	2,539,849	2,527,869	2,524,773

Core return on average assets (Non-GAAP)	1.08%	0.59%	1.08%	1.16%	0.99%	0.87%	0.73%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - TANGIBLE RETURN ON AVERAGE TANGIBLE ASSETS
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net income (loss) (GAAP)	$20,018	$(21,462)	$6,360	$7,456	$6,202	$4,471	$4,604

Goodwill impairment charge	-	34,500	-	-	-	-	-

CDI amortization	1,780	2,038	571	594	615	636	659
Income tax expense on pretax total	(315)	(551)	(154)	(160)	(166)	(171)	(178)
CDI amortization, net of tax	1,465	1,487	417	434	449	465	481
Total adjustments to net income	1,465	35,987	417	434	449	465	481
Tangible net income (Non-GAAP)	$21,483	$14,525	$6,777	$7,890	$6,651	$4,936	$5,085

Average total assets (GAAP)	2,571,694	2,474,988	2,587,555	2,587,151	2,539,849	2,527,869	2,524,773
Less average goodwill	(31,449)	(54,239)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less average core deposit intangible, net	(3,794)	(5,639)	(3,357)	(3,795)	(4,247)	(4,716)	(5,076)
Average tangible assets (Non-GAAP)	$2,536,451	$2,415,110	$2,552,749	$2,551,908	$2,504,153	$2,491,704	$2,488,248

Tangible return on average tangible assets (Non-GAAP)	1.13%	0.80%	1.05%	1.24%	1.08%	0.79%	0.81%

Tangible net income (Non-GAAP)	$21,483	$14,525	$6,777	$7,890	$6,651	$4,936	$5,085
Total core adjustments to net income (loss) (ex goodwill impairment)	710	(2,062)	710	-	-	1,026	-
Core tangible net income (Non-GAAP)	$22,193	$12,463	$7,487	$7,890	$6,651	$5,962	$5,085

Average tangible assets (Non-GAAP)	$2,536,451	$2,415,110	$2,552,749	$2,551,908	$2,504,153	$2,491,704	$2,488,248

Core tangible return on average tangible assets (Non-GAAP)	1.17%	0.69%	1.16%	1.24%	1.08%	0.95%	0.81%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - ALLOWANCE FOR LOAN LOSSES AS A % OF PORTFOLIO LOANS
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Allowance for loan losses (GAAP)	$18,353	$17,657	$18,353	$18,288	$18,368	$19,162	$17,657

Total loans and leases (GAAP)	1,903,255	1,884,405	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405

Allowance as a % of total loans and leases (GAAP)	0.96%	0.94%	0.96%	0.94%	0.94%	1.03%	0.94%

Allowance for loan losses (GAAP)	$18,353	$17,657	$18,353	$18,288	$18,368	$19,162	$17,657

Total loans and leases (GAAP)	1,903,255	1,884,405	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405
Less PPP loans outstanding	(79,918)	(196,375)	(79,918)	(142,660)	(201,588)	(167,639)	(196,375)
Portfolio loans (Non-GAAP)	1,823,337	1,688,030	1,823,337	1,799,847	1,745,862	1,698,322	1,688,030

Allowance as a % of portfolio loans (Non-GAAP)	1.01%	1.05%	1.01%	1.02%	1.05%	1.13%	1.05%

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - NONPERFORMING LOANS AS A % OF PORTFOLIO LOANS
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Nonperforming loans	$15,931	$16,984	$15,931	$16,219	$15,723	$19,430	$16,984

Total loans and leases (GAAP)	1,903,255	1,884,405	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405

Nonperforming loans as a % of total loans and leases (GAAP)	0.84%	0.90%	0.84%	0.83%	0.81%	1.04%	0.90%

Nonperforming loans	$15,931	$16,984	$15,931	$16,219	$15,723	$19,430	$16,984

Total loans and leases (GAAP)	1,903,255	1,884,405	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405
Less PPP loans outstanding	(79,918)	(196,375)	(79,918)	(142,660)	(201,588)	(167,639)	(196,375)
Portfolio loans (Non-GAAP)	1,823,337	1,688,030	1,823,337	1,799,847	1,745,862	1,698,322	1,688,030

Nonperforming loans as a % of portfolio loans (Non-GAAP)	0.87%	1.01%	0.87%	0.90%	0.90%	1.14%	1.01%

GAAP TO NON-GAAP RECONCILIATION - NONPERFORMING ASSETS AS A % OF PORTFOLIO LOANS + OREO
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Nonperforming assets	$16,265	$18,139	$16,265	$16,848	$16,352	$20,173	$18,139

Total loans and leases (GAAP)	1,903,255	1,884,405	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405
OREO	334	1,155	334	629	629	743	1,155
Total loans and leases + OREO	1,903,589	1,885,560	1,903,589	1,943,136	1,948,079	1,866,704	1,885,560

Nonperforming assets as a % of total loans and leases + OREO (GAAP)	0.85%	0.96%	0.85%	0.87%	0.84%	1.08%	0.96%

Nonperforming assets	$16,265	$18,139	$16,265	$16,848	$16,352	$20,173	$18,139

Total loans and leases (GAAP)	1,903,255	1,884,405	1,903,255	1,942,507	1,947,450	1,865,961	1,884,405
OREO	334	1,155	334	629	629	743	1,155
Total loans and leases + OREO	1,903,589	1,885,560	1,903,589	1,943,136	1,948,079	1,866,704	1,885,560
Less PPP loans outstanding	(79,918)	(196,375)	(79,918)	(142,660)	(201,588)	(167,639)	(196,375)
Portfolio loans + OREO	$1,823,671	$1,689,185	$1,823,671	$1,800,476	$1,746,491	$1,699,065	$1,689,185

Nonperforming assets as a % of portfolio loans + OREO (Non-GAAP)	0.89%	1.07%	0.89%	0.94%	0.94%	1.19%	1.07%

GAAP TO NON-GAAP RECONCILIATION - ALLOWANCE FOR LOAN LOSSES + FV MARKS AS A % OF PORTFOLIO LOANS + FV MARKS
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Allowance for loan losses (GAAP)	$18,353	$17,657	$18,353	$18,288	$18,368	$19,162	$17,657
Add: Fair value marks	4,230	7,365	4,230	4,634	5,302	6,454	7,365

Allowance + fair value marks (Non-GAAP)	$22,583	$25,022	$22,583	$22,922	$23,670	$25,616	$25,022

Total loans and leases (GAAP)	$1,903,255	$1,884,405	$1,903,255	$1,942,507	$1,947,450	$1,865,961	$1,884,405
Add: fair value marks	4,230	7,365	4,230	4,634	5,302	6,454	7,365

Total loans and leases + fair value marks (Non-GAAP)	$1,907,485	$1,891,770	$1,907,485	$1,947,141	$1,952,752	$1,872,415	$1,891,770

Allowance + fair value marks as a % of total loans and leases + fair value marks (Non-GAAP)	1.18%	1.32%	1.18%	1.18%	1.21%	1.37%	1.32%

Allowance for loan losses (GAAP)	$18,353	$17,657	$18,353	$18,288	$18,368	$19,162	$17,657
Add: Fair value marks	4,230	7,365	4,230	4,634	5,302	6,454	7,365

Allowance + fair value marks (Non-GAAP)	$22,583	$25,022	$22,583	$22,922	$23,670	$25,616	$25,022

Total loans and leases (GAAP)	$1,903,255	$1,884,405	$1,903,255	$1,942,507	$1,947,450	$1,865,961	$1,884,405
Less PPP loans outstanding	(79,918)	(196,375)	(79,918)	(142,660)	(201,588)	(167,639)	(196,375)
Portfolio loans (Non-GAAP)	$1,823,337	$1,688,030	$1,823,337	$1,799,847	$1,745,862	$1,698,322	$1,688,030
Add: fair value marks	4,230	7,365	4,230	4,634	5,302	6,454	7,365

Portfolio loans + fair value marks (Non-GAAP)	$1,827,567	$1,695,395	$1,827,567	$1,804,481	$1,751,164	$1,704,776	$1,695,395

Allowance + fair value marks as a % of portfolio loans and leases + fair value marks (Non-GAAP)	1.24%	1.48%	1.24%	1.27%	1.35%	1.50%	1.48%

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - NET INTEREST MARGIN
(in thousands)
	FOR THE NINE MONTHS ENDED		FOR THE THREE MONTHS ENDED
	September 30,	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	2021	2021	2021	2020	2020

Net interest income (GAAP)	$59,657	$53,917	$19,887	$20,082	$19,688	$19,686	$18,272

Average earning assets (GAAP)	2,358,997	2,226,705	2,376,513	2,374,712	2,325,198	2,309,928	2,305,205

Net interest margin (GAAP)	3.38%	3.23%	3.32%	3.39%	3.43%	3.39%	3.15%

Net interest income (GAAP)	59,657	53,917	$19,887	$20,082	$19,688	$19,686	$18,272
Less net accretion of net fair value discounts on acquired loans	(1,743)	(1,216)	(402)	(616)	(725)	(888)	(548)
Less PPP net interest income (implied cost of funds at 0.35%)	(5,298)	(1,840)	(1,635)	(1,621)	(2,042)	(1,633)	(1,038)
Operating net interest income (Non-GAAP)	$52,616	$50,861	$17,850	$17,845	$16,921	$17,165	$16,686

Average earning assets (GAAP)	2,358,997	2,226,705	2,376,513	2,374,712	2,325,198	2,309,928	2,305,205
Add net fair value discounts on acquired loans	5,110	8,380	4,471	4,918	5,956	6,921	7,696
Less PPP loans	(159,746)	(113,070)	(115,743)	(177,546)	(186,728)	(186,267)	(195,588)
Operating average earning assets (Non-GAAP)	$2,204,361	$2,122,015	$2,265,241	$2,202,084	$2,144,426	$2,130,582	$2,117,313

Operating net interest margin (Non-GAAP)	3.19%	3.20%	3.13%	3.25%	3.20%	3.21%	3.14%

Annualized ratio based on days in quarter divided by days in year

Contacts

Howard Bancorp, Inc.
Robert L. Carpenter, Jr., Executive Vice President and Chief Financial Officer
410-750-0020
bcarpenter@HowardBank.com